Exhibit 23.1
RBSM LLP
5  West 37th Street 9th Floor
New York, New York 10018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: FreeStar Technology Corporation

As independent  registered public  accountants,  we hereby consent to the use in this  Registration  Statement  on Form S-8,  of our  report,  which  includes an explanatory  paragraph  regarding  the  substantial  doubt  about the  Company's ability to continue as a going  concern  dated  August 30, 2007, included in FreeStar Technology Corporation's Annual Report on Form 10-KSB for the year ended June 30, 2007, and to all  references  to our  Firm  included  in this Registration Statement.

/S/ RBSM LLP
Certified Public Accountants
New York, New York
April 17, 2008